EXHIBIT 99.1

Contact:	Neenah Paper, Inc.

Bill McCarthy

Vice President — Financial Analysis and Investor Relations

678-518-3278

Neenah Paper Expands Technical Products with Agreement to
Acquire FiberMark’s German Operations

ALPHARETTA, GEORGIA — August 9, 2006 (NYSE:NP) — Neenah Paper, Inc. today announced it had signed a definitive agreement to purchase FiberMark’s German subsidiaries for $218 million. These operations, consisting of three manufacturing sites, produce a diverse range of products, including auto filter media, tape and abrasive backings, and other specialized printing and coating substrates. In 2005, FiberMark Germany’s operating income was approximately $29 million on net sales of $221 million.

“This transaction clearly fits our strategy of transforming into a company focused on premium fine papers and technical products. The acquisition gives us scale in technical products, a global footprint and presence more aligned with our customers, and an expanded technological platform that we can leverage to deliver higher value products and expand into new markets,” said Sean Erwin, Chief Executive Officer and Chairman of the Board. “FiberMark’s German operations have a long history of success. By joining with Neenah Paper there are clearly opportunities to create value between the two companies and to become the global supplier of choice for customers in our markets.”

Mr. Erwin indicated no significant restructuring or integration charges were anticipated and that the transaction is expected to deliver attractive returns on invested capital for shareholders and be immediately accretive to earnings. Financing is expected to be through a combination of available cash, including $140 million of proceeds from the sale of timberlands received in June, and debt from existing credit facilities or other sources.

The company indicated the transaction is expected to close early in the fourth quarter and is subject to customary closing conditions, including competition clearance in certain jurisdictions.

About Neenah Paper, Inc.

Neenah Paper manufactures and distributes a wide range of premium and specialty paper grades, with well-known brands such as CLASSIC®, ENVIRONMENT®,

KIMDURA® and MUNISING LP®. The company also produces and sells bleached pulp, primarily for use in the manufacture of tissue and writing papers. Neenah Paper is based in Alpharetta, Georgia, and has manufacturing operations in Wisconsin, Michigan and in the Canadian provinces of Ontario and Nova Scotia. Additional information about Neenah Paper can be found at the company’s web site at www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to, changes in U.S./Canadian dollar currency exchange rates, changes in pulp prices, the cost or availability of raw materials, unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations, the labor situation in Ontario, the ability of the company to realize anticipated cost savings and the timing of competition clearance in certain jurisdictions. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.